Exhibit 31.1

I, Kevin Helash, certify that:

1. I have reviewed this Amendment No. 1 to the report on Form 10-K of Marrone Bio Innovations, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 26, 2021

/s/ Kevin Helash
Kevin Helash
Chief Executive Officer